                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (EXCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                                                YEAR ENDED DECEMBER 31,
                                                 ------------------------------------------------------
                                                   2003        2002        2001       2000       1999
                                                   ----        ----        ----       ----       ----
                                                                 (DOLLARS IN THOUSANDS)
Income from continuing operations before
  cumulative effect of a change in accounting
  principles...................................  $  84,358   $ 152,531   $ 62,928   $146,606   $187,748
Add (deduct):
    Income taxes...............................     24,354    (111,178)   (22,917)    75,496     36,863
    Fixed charges per below....................     45,066      26,428     26,831     32,810     38,015
    Equity in income (losses) of associated
      companies................................   (146,989)    (91,373)    24,576    (29,293)     2,932
    Distributed income from equity investees...     24,988      41,738     76,317      3,816      8,811
                                                 ---------   ---------   --------   --------   --------
        Income, as adjusted....................  $  31,777   $  18,146   $167,735   $229,435   $274,369
                                                 ---------   ---------   --------   --------   --------
                                                 ---------   ---------   --------   --------   --------
Fixed charges:
    Interest on debt (excluding customer
      banking deposits)........................  $  34,997   $  15,512   $ 16,264   $ 21,688   $ 26,521
    Minority expense of trust preferred
      securities...............................      4,248       8,495      8,495      8,494      8,494
    Amortization of debt expense and premium...      1,120         688        505        495        909
    Portion of rent representative of the
      interest factor..........................      4,701       1,733      1,567      2,133      2,091
                                                 ---------   ---------   --------   --------   --------
        Total fixed charges....................  $  45,066   $  26,428   $ 26,831   $ 32,810   $ 38,015
                                                 ---------   ---------   --------   --------   --------
                                                 ---------   ---------   --------   --------   --------
Ratio of earnings to fixed charges.............        .71         .69       6.25       6.99       7.22
                                                 ---------   ---------   --------   --------   --------
                                                 ---------   ---------   --------   --------   --------

Note: For the years ended December 31, 2003 and 2002, earnings were inadequate to cover fixed charges by $13.3 million and $8.3 million, respectively.

                                                                    EXHIBIT 12.1

                         LEUCADIA NATIONAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               (INCLUDING INTEREST ON CUSTOMER BANKING DEPOSITS)

                                                                     YEAR ENDED DECEMBER 31,
                                                 ----------------------------------------------------------------
                                                        2003             2002        2001       2000       1999
                                                        ----             ----        ----       ----       ----
                                                                      (DOLLARS IN THOUSANDS)
Income from continuing operations before
  cumulative effect of a change in accounting
  principles...................................       $ 84,358         $ 152,531   $ 62,928   $146,606   $187,748
Add (deduct):
    Income taxes...............................         24,354          (111,178)   (22,917)    75,496     36,863
    Fixed charges per below....................         53,619            44,463     58,330     59,231     50,703
    Equity in income (losses) of associated
      companies................................       (146,989)          (91,373)    24,576    (29,293)     2,932
    Distributed income from equity
      investees................................         24,988            41,738     76,317      3,816      8,811
                                                      --------         ---------   --------   --------   --------
        Income, as adjusted....................       $ 40,330         $  36,181   $199,234   $255,856   $287,057
                                                      --------         ---------   --------   --------   --------
                                                      --------         ---------   --------   --------   --------
Fixed charges:
    Interest on debt (including customer
      banking deposits)........................       $ 43,550         $  33,547   $ 47,763   $ 48,109   $ 39,209
    Minority expense of trust preferred
      securities...............................          4,248             8,495      8,495      8,494      8,494
    Amortization of debt expense and premium...          1,120               688        505        495        909
    Portion of rent representative of the
      interest factor..........................          4,701             1,733      1,567      2,133      2,091
                                                      --------         ---------   --------   --------   --------
        Total fixed charges....................       $ 53,619         $  44,463   $ 58,330   $ 59,231   $ 50,703
                                                      --------         ---------   --------   --------   --------
                                                      --------         ---------   --------   --------   --------
Ratio of earnings to fixed charges.............            .75               .81       3.42       4.32       5.66
                                                      --------         ---------   --------   --------   --------
                                                      --------         ---------   --------   --------   --------

Note: For the years ended December 31, 2003 and 2002, earnings were inadequate to cover fixed charges by $13.3 million and $8.3 million, respectively.